As filed with the Securities and Exchange Commission on June 30, 2006.
Registration No. 333 -

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

MATRIX BANCORP, INC. (Exact name of registrant as specified in its charter)

Colorado	84-1233716
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

700 17th Street, Suite 2100 Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

1996 AMENDED AND RESTATED EMPLOYEE STOCK OPTION PLAN
1996 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

Theodore J. Abariotes	With a copy to:
Senior Vice President and General Counsel	S. Lee Terry, Jr., Esq.
700 17th Street, Suite 2100	Davis Graham & Stubbs LLP
Denver, CO 80202	1550 17th Street, Suite 500
Denver, CO 80202
(Name and address of agent for service)

(303) 595-9898	(303) 892-9400
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)(3)	Proposed maximum aggregate offering price(2)(3)	Amount of registration fee
Common Stock ($.0001 par value per share)	600,000	$23.92	$14,352,000	$1,536

Notes:
(1)
The securities to be registered include 450,000 additional shares reserved for issuance upon the exercise of options that may be granted from time to time under the registrant’s 1996 Amended and Restated Employee Stock Option Plan and 150,000 additional shares reserved for issuance under the registrant’s 1996 Employee Stock Purchase Plan.

(2)	Estimated solely for the purpose of calculating the registration fee.
(3)
Pursuant to Rule 457(h)(1), the price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock on June 26, 2006 as quoted on NASDAQ.

EXPLANATORY NOTE

The purpose of this Registration Statement is to register 450,000 additional shares of Common Stock, $.0001 par value per share (the “Common Stock”) of Matrix Bancorp, Inc. (the “Company”) issuable upon the exercise of options that may be granted from time to time pursuant to the Company’s 1996 Amended and Restated Employee Stock Option Plan and 150,000 additional shares of Common Stock issuable pursuant to the Company’s 1996 Employee Stock Purchase Plan. In accordance with General Instruction E of Form S-8, the contents of the Company’s Registration Statements on Form S-8 (No. 333-36671 and No. 333-40482) are incorporated herein by reference.

ITEM 8.  EXHIBITS

Exhibit No.	Description

4.1	1996 Amended and Restated Employee Stock Option Plan incorporated by reference to Appendix III of the Proxy Statement filed by the Company for the Annual Meeting of Shareholders held on June 15, 2006
4.2	1996 Employee Stock Purchase Plan incorporated by reference to Appendix II of the Proxy Statement filed by the Company for the Annual Meeting of Shareholders held on June 15, 2006
5.1	Opinion of Davis Graham & Stubbs LLP
23.1	Consent of McGladrey & Pullen, LLP
23.2	Consent of KPMG LLP
23.3	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on June 30, 2006.

MATRIX BANCORP, INC.

By:	/s/ Scot T. Wetzel
Scot T. Wetzel, President and Chief Executive Officer
(Principal Executive Officer)

By:	/s/ William D. Snider
William D. Snider
Chief Financial Officer (Principal Financial Officer)

By:	/s/ Benjamin C. Hirsh
Benjamin C. Hirsh
Chief Accounting Officer (Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/Scot T. Wetzel	President, Chief Executive Officer and a Director (Principal Executive Officer)	June 30, 2006
Scot T. Wetzel

/s/Guy A. Gibson	Chairman of the Board	June 30, 2006
Guy A. Gibson

/s/Robert T. Slezak	Director	June 30, 2006
Robert T. Slezak

	Director	June __, 2006
Lester Ravitz

/s/James H. Bullock	Director	June 30, 2006
Dr. James Bullock

EXHIBIT INDEX

5.1	Opinion of Davis Graham & Stubbs LLP
23.1	Consent of McGladrey & Pullen, LLP
23.2	Consent of KPMG LLP